EXHIBIT 23.1
CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
The Board of Directors
Affirmative Insurance Holdings, Inc.:
We hereby consent to incorporation by reference in the Registration Statement on Form S-8 (No. 333-137938) of Affirmative Insurance Holdings, Inc. of our independent auditors’ report dated March 15, 2007 relating to the 2006, 2005 and 2004 consolidated financial statements of USAgencies, L.L.C. and subsidiaries, which report appears in this Form 8-K/A (Amendment No. 1) of Affirmative Insurance Holdings, Inc.
/s/ Postlethwaite & Netterville, APAC
Baton Rouge, Louisiana
April 17, 2007